NUTEX HEALTH REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS
HOUSTON, TX − (PRNewswire) – AUGUST 6, 2026 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), today announced financial results for the three and six months ended June 30, 2026. Nutex Health is a physician-led, healthcare services and operations company with 27 hospital facilities in 12 states (hospital division), and a primary care-centric, risk-bearing physician network.
Financial highlights for the three months ended June 30, 2026:
•Net income attributable to Nutex Health increased to $65.8 million, or diluted EPS of $9.38, compared to a loss of $17.7 million, or diluted EPS of $(2.95), for the three months ended June 30, 2025.
•EBITDA attributable to Nutex Health was $94.1 million and Adjusted EBITDA attributable to Nutex Health was $90.0 million, compared to $(0.5) million and $71.6 million, respectively, for the three months ended June 30, 2025.
•Total visits at the Hospital Division increased 9.6% year over year to 49,962, while visits at same hospitals, which are hospitals that were opened by December 31, 2024, increased 6.3%.
•Net cash provided by operating activities was $34.2 million for the three months ended June 30, 2026 as compared to $27.3 million for the same period in 2025.
Financial highlights for the six months ended June 30, 2026:
•Net income attributable to Nutex Health increased to $112.6 million, or diluted EPS of $15.87, compared to $3.5 million, or diluted EPS of $0.55, for the six months ended June 30, 2025.
•EBITDA attributable to Nutex Health was $162.5 million and Adjusted EBITDA attributable to Nutex Health was $147.5 million, compared to $51.1 million and $144.4 million, respectively, for the six months ended June 30, 2025.
•Total visits at the Hospital Division increased 6.2% year over year to 99,704, while visits at same hospitals increased 3.4%.
•Net cash provided by operating activities was $109.7 million for the six months ended June 30, 2026 as compared to $78.2 million for the same period in 2025; and as of June 30, 2026, the Company had long-term debt, net of $31.1 million, slightly up from $29.2 million as of December 31, 2025.
Note: EBITDA and Adjusted EBITDA are non-GAAP financial metrics. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.
Total revenue decreased 6.3% to $427.2 million for the six months ended June 30, 2026 compared to $455.8 million for the same period in 2025, while revenue at same hospitals decreased 6.0%. Total revenue decreased 13.6% to $210.8 million for the three months ended June 30, 2026 compared to $244.0 million for the same period in 2025, while revenue at same hospitals, decreased 12.1%. Most of the revenue decrease in 2026 compared to 2025 is due to the positive results from the early stage improvement in the IDR process that were realized in the first half of 2025.
The Company has submitted between 50–60% of its claims through IDR; when an award determination is made, Nutex Health currently prevails in over 85% of those determinations and collects, on average, over 80% of the award amounts.
Total arbitration-related costs decreased for both the three and six months ended June 30, 2026, reflected as a $52.3 million reduction to contract services expense. The reduction was driven primarily by the favorable June 30, 2026 retroactive amendment to the Company’s agreement with HaloMD and the reduction in the CMS administrative fee. The HaloMD amendment transitioned certain fees to a pay-on-collected basis retroactive to our original contract date of May 1, 2024 and revised service fee terms for federal and state net settlement amounts obtained on or after July 1, 2026. The CMS administrative fee for the federal IDR process was decreased from $115 to $15 per party per dispute effective June 11, 2026. The cumulative impact from these two key changes directly reduced the contract services expenses for the second quarter and six months ended 2026 period by $52.3 million. Based on current expectations, we anticipate the impact of these favorable changes will lead to an approximate 25-30% reduction in our normalized historical contract services expenses prospectively. This impact is based on the current regulatory outlook and the Company's current expectations. Actual contract services expenses incurred in the future may differ significantly. One additional item within the HaloMD agreement is that the Company may perform dispute resolution services in-house or through the engagement of another third-party vendor or service provider with respect to certain future facilities.
Total stock-based compensation for the six months ended June 30, 2026 was a gain of $1.0 million, compared to an expense of $106.4 million for the same period in 2025. Net income attributable to Nutex Health increased 3100% in the first six months of 2026 as compared to the same period in 2025, underscoring strong operating cash generation and execution of its planned growth strategy.

“2026 is continuing to be a solid financial year, including total revenue of $427.2 million, net income attributable to Nutex of $112.6 million, diluted EPS of $15.87 per share and $109.7 million of operating cash flow in the first six months of 2026. We also delivered meaningful operating income improvement, with operating income increasing to $203.0 million for the first six months of 2026 from $114.3 million in the same period of 2025, supported by lower total operating costs and expenses of $194.2 million compared to $212.5 million in the prior-year period. Our balance sheet remains strong with a cash balance of $205.2 million and long-term debt of $31.1 million. We believe we are set up well for finishing the year strong as we continue to grow with the expected opening of three new hospital later this year,” stated Jon Bates, Chief Financial Officer of Nutex Health.
"We are pleased with our progress through the first half of 2026, as our teams continue to execute on initiatives designed to strengthen internal processes and initiatives, expand patient access, and drive both patient volumes and inpatient admissions. Our operating performance, revenue cycle management execution, new hospital openings and disciplined expense management all contributed to improved profitability, including net income attributable to Nutex Health of $112.6 million and diluted EPS of $15.87 for the first six months of 2026," stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.
For more details on the Company’s financial results for the three and six months ended June 30, 2026, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.
Conference Call on Second Quarter 2026 Results
The Company will host a conference call on Friday, August 7, 2026 at 9:30 a.m. CT to discuss its results for the first two quarters of 2026.
Participant Listening: 1-877-407-9208 or 1-201-493-6784
Participant Link: https://callme.viavid.com/viavid/?callme=true&passcode=13746493&h=true&info=company&r=true&B=6
To access the call, please dial in approximately five minutes before start time. Those who are unable to attend the live conference call may access the recording on the Company's website.

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$205,208	$185,574
Restricted cash	1,900	297
Accounts receivable	351,675	319,440
Accounts receivable - related parties	5,025	5,978
Inventories	4,207	2,866
Prepaid expenses and other current assets	17,635	24,656
Total current assets	585,650	538,811
Property and equipment, net (accumulated depreciation of 35,317 and 31,696 as of June 30, 2026 and December 31, 2025, respectively)	95,702	94,581
Operating lease right-of-use assets	26,150	26,955
Financing lease right-of-use assets	219,067	222,367
Intangible assets, net	20,580	21,230
Goodwill, net	13,919	13,919
Other assets	3,561	662
Total assets	$964,629	$918,525

Liabilities and Equity
Current liabilities:
Accounts payable	$4,281	$45,863
Accounts payable - related parties	5,679	3,104
Lines of credit	98	740
Current portion of long-term debt	8,496	13,336
Operating lease liabilities, current portion	2,238	2,152
Financing lease liabilities, current portion	7,271	7,077
Accrued arbitration expenses	49,668	49,743
Accrued income tax expense	4,006	867
Accrued stock-based compensation	4,854	8,256
Accrued expenses and other current liabilities	30,629	26,773
Total current liabilities	117,220	157,911
Long-term debt, net	31,105	29,174
Non-current operating lease liabilities, net	29,223	30,037
Non-current financing lease liabilities, net	268,905	268,877
Deferred tax liabilities	10,864	9,089
Total liabilities	457,317	495,088

Commitments and contingencies (Note 10)

Equity:
Common stock, $0.001 par value; 950,000,000 shares authorized; 6,843,785 and 7,086,670 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	7	7
Additional paid-in capital	567,847	615,627
Accumulated deficit	(173,538)	(286,187)
Nutex Health Inc. equity	394,316	329,447
Noncontrolling interests	112,996	93,990
Total equity	507,312	423,437
Total liabilities and equity	$964,629	$918,525

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenue:
Hospital division	$201,852	$236,302	$409,422	$440,249
Population health management division	8,900	7,683	17,815	15,525
Total revenue	210,752	243,985	427,237	455,774

Operating costs and expenses:
Payroll	42,751	36,284	84,190	71,144
Contract services	1,082	61,109	61,614	99,764
Medical supplies	5,342	4,812	9,351	8,613
Depreciation and amortization	5,317	5,248	10,809	10,340
Other	14,981	11,608	28,264	22,651
Total operating costs and expenses	69,473	119,061	194,228	212,512

Gross profit	141,279	124,924	233,009	243,262

Corporate and other costs:
Stock-based compensation	2,884	78,747	(1,031)	106,389
General and administrative expenses	16,677	12,498	31,057	22,533
Total corporate and other costs	19,561	91,245	30,026	128,922

Operating income	121,718	33,679	202,983	114,340

Interest expense, net	4,671	5,678	9,353	11,798
Other expense	(38)	4,269	(15)	7,594
Income before taxes	117,085	23,732	193,645	94,948

Income tax expense	20,768	7,588	34,565	27,998

Net income	96,317	16,144	159,080	66,950

Less: net income attributable to noncontrolling interests	30,475	33,841	46,431	63,430

Net income attributable to Nutex Health Inc.	$65,842	$(17,697)	$112,649	$3,520

Earnings per common share:
Basic	$9.58	$(2.95)	$16.26	$0.60
Diluted	$9.38	$(2.95)	$15.87	$0.55

NUTEX HEALTH INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$159,080	$66,950
Adjustment to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,809	10,340
Stock-based compensation expense	(1,031)	106,389
Changes to deferred taxes	1,775	(4,865)
Debt accretion expense	44	504
Non-cash effect of change in estimate	(52,319)	—
Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts receivable	(32,235)	(116,768)
(Increase)/Decrease in Accounts receivable - related party	953	(2,135)
(Increase)/Decrease in Inventories	(1,341)	575
(Increase)/Decrease in Prepaid expenses and other current assets	4,122	(8,640)
(Increase)/Decrease in Operating right-of-use assets	805	121
Increase/(Decrease) in Accounts payable	(4,067)	19,334
Increase/(Decrease) in Accounts payable - related party	2,575	1,169
Increase/(Decrease) in Operating lease liabilities	(728)	194
Increase/(Decrease) in Accrued arbitration expenses	14,729	21,043
Increase/(Decrease) in Accrued income tax expense	3,139	(18,169)
Increase/(Decrease) in Accrued expenses and other current liabilities	3,408	2,180
Net cash provided by operating activities	109,718	78,222

Cash flows from investing activities:
Acquisitions of property and equipment	(3,741)	(815)
Proceeds from restricted short-term investment	—	2,941
Cash related to asset acquisition	—	(1,994)
Net cash provided by (used in) investing activities	(3,741)	132

	Six Months Ended June 30,
(In thousands)	2026	2025

Cash flows from financing activities:
Proceeds from lines of credit	—	4,606
Proceeds from notes payable	—	258
Repayments of lines of credit	(642)	(301)
Repayments of notes payable	(2,953)	(5,697)
Repayments of finance leases	(3,317)	(2,593)
Proceeds from exercise of warrants	75	—
Cash related to stock repurchases and retirements	(50,688)	—
Members' contributions	1,405	242
Members' distributions	(28,620)	(18,776)
Net cash used in financing activities	(84,740)	(22,261)
Net change in cash, cash equivalents, and restricted cash	21,237	56,093

Cash and cash equivalents - beginning of the period	185,574	40,640
Restricted cash - beginning of period	297	—
Cash and cash equivalents and restricted cash - beginning of period	185,871	40,640

Cash and cash equivalents - end of period	205,208	96,733
Restricted cash - end of period	1,900	—
Cash and cash equivalents and restricted cash - end of period	$207,108	$96,733
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as supplemental non-GAAP financial measures by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because these measures allow us to more effectively evaluate our operating performance.
We define EBITDA as net income attributable to Nutex Health Inc. plus interest expense, income taxes, depreciation and amortization. Interest expense includes interest on lease liabilities, which is a component of total finance lease cost.
We define Adjusted EBITDA as net income attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, finance lease payments related to leases under Accounting Standards Codification Topic 842: Leases ("ASC 842"), certain defined items of expense and any acquisition-related costs and impairments. A reconciliation of net income to EBITDA and Adjusted EBITDA is included below.
Beginning in the first quarter of 2025, we have updated our presentation of Adjusted EBITDA to separately disclose finance lease payments related to leases under ASC 842. We believe this update provides greater transparency into our operating performance.

EBITDA and Adjusted EBITDA are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. EBITDA and Adjusted EBITDA follow (in thousands):

	Three Months Ended June 30,
	2026	2025
Reconciliation of net income attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income attributable to Nutex Health Inc.	$65,842	$(17,697)
Depreciation and amortization	5,317	5,248
Interest expense, net	4,671	5,678
Income tax expense	20,768	7,588
Allocation to noncontrolling interests	(2,452)	(1,275)
EBITDA	94,146	(458)
Stock-based compensation	2,884	78,747
Finance lease payments	(7,045)	(6,675)
Adjusted EBITDA	$89,985	$71,614

	Six Months Ended June 30,
	2026	2025
Reconciliation of net income attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income attributable to Nutex Health Inc.	$112,649	$3,520
Depreciation and amortization	10,809	10,340
Interest expense, net	9,353	11,798
Income tax expense	34,565	27,998
Allocation to noncontrolling interests	(4,925)	(2,572)
EBITDA	162,451	51,084
Stock-based compensation	(1,031)	106,389
Finance lease payments	(13,871)	(13,038)
Adjusted EBITDA	$147,549	$144,435

About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments. This division owns and operates 27 hospital facilities in 12 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations. Through our Management Services Organization, we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Forward-Looking Statements
Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will”, “will likely result” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, regulatory and litigation uncertainty under the No Surprises Act, lawsuits filed by health insurance providers against our third party provider in the arbitration process, sales of a substantial amount of our Common Stock by our stockholders, our obligation to issue additional shares of our common stock to former doctor owners of under construction hospitals, manipulative short seller reports, the impact of litigation and disputes, our ability to successfully execute our growth strategy, economic conditions, dependence on management, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2025, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2026, under the heading “Risk Factors” in Part II, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.
FOR ADDITIONAL INFORMATION:
Nutex Health, Inc.
Jennifer Rodriguez – Investor Relations
investors@nutexhealth.com
– Media Contact
jrodriguez@nutexhealth.com